Exhibit 5.2

[LETTERHEAD OF DAVIS GRAHAM & STUBBS LLP]

March 8, 2013

Halcón Resources Corporation

1000 Louisiana, Suite 6700

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special Colorado counsel for G3 Operating, LLC, a Colorado limited liability company (“G3 Operating”), and G3 Energy, LLC, a Colorado limited liability company (“G3 Energy” and together with G3 Operating, the “Opinion Parties”), in connection with the filing by Halcón Resources Corporation, a Delaware corporation (the “Company”) of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Act”), (i) $750,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 (the “2020 Exchange Notes”) and (ii) $1,350,000,000 aggregate principal amount of 8.875% Senior Notes due 2021 (the “2021 Exchange Notes” and together with the 2020 Exchange Notes, the “Exchange Notes”), for issuance in exchange for the Company’s outstanding 9.750% Senior Notes due 2020 (the “2020 Notes”) and 8.875% Senior Notes due 2021 (the “2021 Notes” and together with the 2020 Notes, the “Outstanding Notes”), respectively.  The 2020 Exchange Notes are being issued under an Indenture, dated as of July 16, 2012 (as supplemented by the First Supplemental Indenture dated as of August 1, 2012, the Second Supplemental Indenture dated as of August 1, 2012, and the Third Supplemental Indenture dated as of December 6, 2012, the “2020 Indenture”) among the Company, the Opinion Parties, certain other parties related to the Company (the “Halcón Related Parties”) and U.S. Bank National Association (“U.S. Bank”), as trustee (the “Trustee”), based on obligations arising under a Registration Rights Agreement dated as of July 16, 2012 (the “July 16 Registration Rights Agreement”), among the Company, the Opinion Parties, the Halcón Related Parties and Barclays Capital Inc., as representative of the initial purchasers of the 2020 Notes.  The 2021 Exchange Notes are being issued under an Indenture, dated as of November 6, 2012 (as supplemented by the First Supplemental Indenture dated as of December 6, 2012, the “2021 Indenture”) among the Company, the Opinion Parties, the Halcón Related Parties and the Trustee, based on obligations arising under (x) a Registration Rights Agreement dated as of November 6, 2012 (the “November 6 Registration Rights Agreement”), among the Company, the Opinion Parties, the Halcón Related Parties and Wells Fargo Securities, LLC, as representative of the initial purchasers of the 2021 Notes, and (y) a Registration Rights Agreement dated as of January 14, 2013 (the “January 14 Registration Rights Agreement”), among the Company, the Opinion Parties, the Halcón Related Parties and Wells Fargo Securities, LLC, as representative of the initial purchasers of the 2021 Notes. The 2020 Indenture and the 2021 Indenture are collectively referred to herein as the “Indentures” and each as an “Indenture”; the July 16 Registration Rights Agreement, the November 6 Registration Rights Agreement and the January 14 Registration Rights Agreement are collectively referred to herein as the “Registration Rights

Agreements”. The Registration Rights Agreements each contain a commitment by the Company to issue Exchange Notes to be guaranteed by the Halcón Related Parties and the Opinion Parties, and the Indentures contain a guarantee by each of the Halcón Related Parties and the Opinion Parties of the obligations of the Company under the Outstanding Notes and the Exchange Notes (the “Exchange Guarantees”).  The Opinion Parties have executed the Indentures and the Registration Rights Agreements to evidence their agreement to be bound by the provisions thereof.

In connection with this opinion letter, we have examined the Indentures and the Registration Rights Agreements (collectively, the “Transaction Documents”), exclusive of any exhibits, schedules or certificates attached thereto.  We have also reviewed the following documents (the “Company Documents”):

(a)           the Articles of Organization of G3 Operating, dated April 19, 2007;

(b)           the Limited Liability Company Operating Agreement of G3 Operating, dated April 19, 2007;

(c)           the Amended and Restated Articles of Organization of G3 Energy, dated November 5, 2012; and

(d)           the Amended and Restated Operating Agreement of G3 Energy, dated November 5, 2012.

Other than our review of the Transaction Documents and the Company Documents, we have not reviewed any other documents or made any independent investigation for the purposes of rendering our opinions, and we make no representation as to the scope or sufficiency of our document review for your purposes.  With your consent, our opinions are qualified in all respects by the scope of such document examination.

In rendering the opinions expressed below, we have assumed:  (i) the genuineness of all signatures; (ii) the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies; (iii) as to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Transaction Documents and representations and statements made in certificates of public officials and officers of the Opinion Parties; (iv) that the Transaction Documents constitute valid, binding and enforceable obligations of each party thereto other than the Opinion Parties (an “Other Party”); (v) that each Other Party is an entity duly organized and validly existing under the laws of the jurisdiction of its organization; (vi) that each Other Party has full power to execute, deliver and perform the Transaction Documents and has duly executed and delivered the Transaction Documents; (vii) that the execution, delivery and performance of the Transaction Documents by each Other Party has been duly authorized by all necessary action (corporate or otherwise); and (viii) that the Opinion Parties will receive a direct benefit from the transactions contemplated in the Transaction Documents.  We have not independently established the validity of the foregoing assumptions.

The opinions set forth below are subject to the following qualifications and exceptions:

(a)           Our opinions are limited to the laws, rules and regulations of the State of Colorado and the federal laws, rules and regulations of the United States of America, in each case that in our experience are normally applicable to transactions of the type contemplated in the Transaction Documents.  We do not express any opinion herein concerning any other laws.

(b)           Our opinions are subject to the effect of laws relating to bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c)           Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1.             The Exchanges Guarantees of each Opinion Party have been duly authorized by such Opinion Party.

2.             When the Exchange Guarantees have been duly executed by each Opinion Party and the Exchange Notes have been duly executed and delivered by the Company with the executed Exchange Guarantees affixed thereto in accordance with the provisions of the applicable Indenture, the Exchange Guarantees will constitute the legal, valid and binding obligation of such Opinion Party.

This opinion letter is rendered to you in connection with the transactions contemplated by the Transaction Documents.  This opinion letter may be relied on by Mayer Brown LLP in connection with its opinion dated as of the date hereof filed as Exhibit 5.1 to the Registration Statement.  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement.  In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion letter is limited to the specific issues addressed herein as of the date hereof. We assume no obligation to update this letter for, or to advise you of, subsequent developments affecting our opinions herein.  We note that we represent the Opinion Parties only with respect to the transactions contemplated by the Transaction Documents, and that we are not general outside counsel for the Opinion Parties or any other party to the Transaction Documents.

Very truly yours,

DAVIS GRAHAM & STUBBS LLP